Exhibit 23(b)

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1986 Stock Option Plan of IGENE Biotechnology, Inc. of our report dated March 13, 1997, with respect to the financial statements and schedules of IGENE Biotechnology, Inc. appearing in the annual report on Form 10-KSB for the year ended December 31, 1996.


September 18, 1997


                                                Berenson & Company LLP